Exhibit 99.1

SRAX Signs Agreement to Merge with DNA Holdings

Westlake Village, CA - SRAX Inc. (OTC: SRAX), a financial technology company that unlocks data and insights for publicly traded companies through its SaaS platform Sequire, announced today it has entered into a definitive merger agreement with DNA Holdings Venture Inc. pursuant to which the shareholders of DNA will become the majority owners of SRAX’s outstanding common stock as more fully described below upon the closing of the merger.

DNA has been a long term investor in SRAX and currently owns approximately 35% of the company. DNA is a Web3 investment company which provides both advisory services and invests in Web3 infrastructure. The company was founded by Brock Pierce, the Chairman of the Bitcoin Foundation and Scott Walker, one of the most successful investors in Web3. The DNA team has been co-founders, investors and advisors in some of the most notable Web3 projects in the world; including Tether (USDT), Blockchain Capital (Web3 Venture Fund), Hedera Hashgraph (HBAR) among many others. Each of the projects listed are currently valued between $5B and $100B USD.

DNA Holdings currently has three areas of focus:

1.	DNA Funds - DNA has a number of funds that make investments into selective projects that they believe will be some of the most successful Web3 projects ever launched. The current funds include:

a.	DNA HelixOpportunity Fund
b.	DNA Liquid Token Fund
c.	DNA High Yield Fund
d.	DNA Moonshot Fund
e.	DNA Venture Fund

2.	Web3 Services - Helping companies position themselves to attract investors and creating the marketing attention that the companies need to become recognized in this rapidly growing $2T+ Worldwide market.
3.	Community and Events - In collaboration with SRAX - DNA will host events all over the world to help educate investors about Web3 projects and its ecosystem. These events will be in person and virtual through the SEQUIRE virtual platform.

The transaction is projected to close upon the satisfaction of certain contingencies that are outlined in the definitive agreement that will be filled with the SEC. Upon the completion of the merger, the public company plans to change its name to DNA Holdings Venture Inc and to request to change its ticker symbol, creating a public company which will allow investors to gain exposure to the most cutting edge Web3 technology projects. Christopher Miglino will act as the CEO of the combined entity.

The parties believe that SRAX’s ability to reach a database of millions of investors is uniquely positioned to educate and inform on the benefits of investing in the decentralized ecosystem. The parties also believe that SRAX is uniquely positioned to enhance their existing SEQUIRE platform to provide investor insights for Web3 projects. SEQUIRE intends to work with their clients to help them explore methods by which they can capitalize from decentralized finance and the tokenization opportunities.

Brock Pierce, Co-Founder of DNA said “ We have been a long term investor in SRAX and believe that they provide the perfect vehicle for DNA to begin its journey as a public company. We look forward to working together with the SRAX team. The Web3 ecosystem in under 15 years has grown to over $2T in value, this is faster than the internet itself and we plan on being in the center of it as this market continues to expand.”

Scott Walker, Co-Founder of DNA added “Now that the BTC ETF’s have been approved it is easy for anyone to gain exposure to the Bitcoin ecosystem. However Bitcoin only represents 50% of the entire Web3 market. Having invested into over 50 Web3 projects in the past 10 years has given our team unique insights into the current and future of the space. DNA allows new investors to gain exposure to the fast growing other 50% of this $2T+ market”

Christopher Miglino, Founder and CEO of SRAX, said: “We believe that the opportunities that exist in this new economy are endless and that by merging with DNA it will provide SRAX with the expertise to become a leader in the space. We have known the team at DNA for over 10 years and have always admired their vision. We believe the timing is perfect to bring DNA to the US capital markets.”

The boards of directors of SRAX and DNA have unanimously approved the proposed Transaction. The Transaction is subject to, among other things, the approval of both SRAX and DNA stockholders and satisfaction or waiver of the conditions stated in the Agreement.

The description of the business combination contained herein is only a high-level summary. Additional information about the proposed Transaction, including a copy of the business combination agreement, will be provided in a Current Report on Form 8-K to be filed by SRAX with the Securities and Exchange Commission (“SEC”) and will be available at the SEC’s website at www.sec.gov.

About SRAX

SRAX (OTC: SRAX) is a financial technology company that unlocks data and insights for publicly traded companies. Through its premier investor intelligence and communications platform, Sequire, companies can track their investors’ behaviors and trends and use those insights to engage current and potential investors across marketing channels. For more information on SRAX, visit srax.com and mysequire.com.

About DNA

DNA is The Financial Institution of The Future. They are a global leader in the web3 ecosystem and other breakthrough technologies including AI, Longevity, Space and Infrastructure. Through their multiple investment funds they make early to later stage investments in cutting edge projects. DNA also provides various services to companies as well as decentralized projects , while creating world class community events that educate and inform investors.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, SRAX intends to file relevant materials with the Securities and Exchange Commission, or the SEC. Investors and security holders of SRAX are urged to read these materials when they become available because they will contain important information about SRAX, DNA and the proposed merger. Any documents filed by SRAX with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SRAX by directing a written request to: SRAX, Inc., 1014 S Westlake Blvd Suite 14-299, Westlake Village, CA 91361. Investors and security holders are urged to read the relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. SRAX and DNA generally identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. SRAX and DNA have based these forward-looking statements largely on their then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond each of SRAX’s and DNA’s control. SRAX’s and DNA’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with DNA’s and SRAX’s ability to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (v) those risks detailed in SRAX’s reports filed with the SEC, as well as other documents that may be filed by SRAX from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Neither SRAX nor DNA can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, SRAX and DNA undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Contact:

Investor Relations, SRAX

investors@srax.com

Contact:

Investor Relations, DNA

investors@DNA.Fund